--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                  --------------------------------------------

--------------------------------------------------------------------------------


                                   FORM 8-K/A
                                (Amendment No. 1)
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                         Commission File Number 1-10585


     Date of the report (Date of earliest event reported): October 20, 2003


                  --------------------------------------------



                            CHURCH & DWIGHT CO., INC.
             (Exact Name of Registrant as Specified in its Charter)

       Delaware                                              13-4996950
(State or Other Jurisdiction               (I.R.S. Employer Identification No.)
    of Incorporation)


469 North Harrison Street, Princeton, New Jersey                        08543
(Address of Principal Executive Offices)                             (Zip Code)



       Registrant's telephone number, including area code: (609) 683-5900


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


                  --------------------------------------------


The Company is filing this amendment to its Form 8-K filed on November 4, 2003 to provide financial information responsive to Item 7, Financial Statements and Exhibits, with regard to the purchase of the Oral Care Business from Unilever.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                Table of Contents

                                                                    Page

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

           (a) Financial statements of business acquired             1-17

           (b) Pro forma financial information                      18-23

           (c) Exhibit 23 - Consent of Independent Auditors            24

ITEM 7.         FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of business acquired.

    (i) Unilever Home & Personal Care North America-Oral Care Business

     AUDITED ANNUAL COMBINED FINANCIAL STATEMENTS

                                                                                                           Page

     Report of Independent Auditors                                                                           3
     Combined Statement of Net Assets Sold at December 31, 2002                                               4
     Combined Statement of Revenues and Expenses For the Year ended December 31, 2002                         5
     Notes to Combined Financial Statements                                                                6-11

     UNAUDITED INTERIM COMBINED FINANCIAL STATEMENTS

     Combined Statement of Net Assets Sold at September 27, 2003                                             13
     Combined Statements of Revenues and Expenses for the Nine Months Ended September 27, 2003
     and September 28, 2002                                                                                  14
     Notes to Unaudited Combined Statements                                                               15-17

Unilever Home & Personal Care North America
Oral Care Business
Combined Financial Statements
At and for the year ended
December 31, 2002

                         Report of Independent Auditors



To The Board of Directors of Conopco, Inc.:

We have audited the accompanying combined statement of net assets sold of the Oral Care Business of Unilever Home & Personal Care North America, a division of Conopco, Inc., a wholly owned subsidiary of Unilever N.V. and Unilever PLC, as of December 31, 2002 and the related combined statement of revenues and expenses ("combined statements") for the year then ended. These combined statements are the responsibility of the Unilever Home & Personal Care North America management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined statements were prepared to present the assets sold less liabilities assumed and the net sales, cost of sales, direct and overhead expenses of the Oral Care Business of Unilever Home & Personal Care North America pursuant to a purchase agreement as described in Note 1 and are not intended to be a complete presentation of the Oral Care Business of Unilever Home & Personal Care North America's financial position, results of operations and cash flows.

In our opinion, the combined statements referred to above present fairly, in all material respects, the net assets sold of the Oral Care Business of Unilever Home & Personal Care North America at December 31, 2002 and the related revenues and expenses, as described in Note 1, for the year then ended in conformity with accounting principles generally accepted in the United States of America.


PricewaterhouseCoopers LLP
Stamford, CT
December 16, 2003

Unilever Home & Personal Care North America
Oral Care Business
Combined Statement of Net Assets Sold
At December 31, 2002
(Dollars in thousands)
--------------------------------------------------------------------------------

Assets:
   Inventories, net                                       $     10,746

   Equipment, net                                               14,984
                                                          ------------

Total Assets                                                    25,730
                                                          ------------

Accrued Liabilities                                                913

Commitments & Contingencies (Notes 6 and 8)
                                                          ------------

Net Assets Sold                                           $     24,817
                                                          ============
























              The accompanying notes are an integral part of these
                         combined financial statements.

Unilever Home & Personal Care North America
Oral Care Business
Combined Statement of Revenues and Expenses
For the Year Ended December 31, 2002
(Dollars in thousands)
--------------------------------------------------------------------------------


Net sales                                                       $   165,319

   Cost of sales                                                     72,996
                                                                -----------

Gross profit                                                         92,323

   Advertising and promotion                                         11,999
   Research and development                                           2,753
                                                                -----------

Product contribution                                                 77,571

   Overhead expenses                                                 14,570
                                                                -----------

Net Product Contribution after Overhead Expenses                 $   63,001
                                                                ===========




























              The accompanying notes are an integral part of these
                         combined financial statements.

Unilever Home & Personal Care North
America
Oral Care Business
Notes to Combined Financial Statements
--------------------------------------------------------------------------------
(Dollars in thousands)
--------------------------------------------------------------------------------


1.       Description of Oral Care Business

         The accompanying combined statements of net assets sold and revenues and expenses present the assets sold less the liabilities assumed and the net sales, cost of sales, direct and overhead expenses of the Oral Care Business of Unilever Home & Personal Care North America ("HPC NA"), a division of Conopco, Inc. ("Conopco") which is wholly owned by Unilever N.V. and Unilever PLC (collectively, the "Unilever Group"). These accompanying combined financial statements have been prepared pursuant to the purchase agreement (the "Purchase Agreement") between Conopco and Church & Dwight Co., Inc. dated September 9, 2003. Church & Dwight Co., Inc. has acquired certain assets, consisting of inventories and equipment (pursuant to section 1.02 of the Purchase Agreement), and assumed certain liabilities, relating to product returns and the redemption of consumer coupons (pursuant to section 1.04 of the Purchase Agreement).

         The Oral Care Business presented in the combined statements of net assets sold and revenues and expenses is comprised of a range of oral care products that are manufactured, marketed and distributed in the United States, Canada and Puerto Rico, and exported to foreign markets. Specifically, the Oral Care Business consists of: Mentadent, which includes toothpaste, toothbrushes and whitening kits, Close-Up toothpaste, Aim toothpaste and Pepsodent toothpaste. The combined statements of net assets sold and revenues and expenses specifically exclude oral care sales by other Unilever Group companies outside of HPC NA.


2.       Basis of Presentation

         Complete financial statements of the Oral Care Business have not been prepared as HPC NA does not maintain the business as a separate reporting unit and does not prepare separate financial statements in accordance with generally accepted accounting principles in the United States of America in the normal course of business. The accompanying combined financial statements were prepared from the accounting records of HPC NA and include all revenues and expenses either directly attributable to or allocated to the Oral Care Business and certain costs provided by the Unilever Group and its affiliates either directly attributable to or allocated to the Oral Care Business. Balance sheet amounts such as cash, accounts receivable, other receivables, accounts payable, accruals (other than those specifically identified relating to product returns and the redemption of consumer coupons) and other payables, and equity are considered excluded from the combined statement of net assets sold in accordance with the terms of the Purchase Agreement. These combined statements are not intended to be a complete presentation of the financial position and results of the Oral Care Business.

         As the Oral Care Business has been integrated within HPC NA, it relies on HPC NA, the Unilever Group and its affiliates to provide certain services to the Oral Care Business. All costs associated with managing the Oral Care Business in North America including those of regional management have been allocated to the Oral Care Business based on net sales. Global management costs not directly attributable to the Oral Care Business have not been allocated to the Oral Care Business.

         These financial statements have been presented on a combined basis because the selected brands within the Oral Care Business are under common control. All significant intra-brand transactions and balances within the Oral Care Business have been eliminated.

Unilever Home & Personal Care North America
Oral Care Business
Notes to Combined Financial Statements
--------------------------------------------------------------------------------
(Dollars in thousands)
--------------------------------------------------------------------------------


3.       Summary of Significant Accounting Policies

         Revenue Recognition
         Net sales to third parties are recognized upon delivery when title and risk of loss pass to the customer. Sales are recorded net of returns, pricing and cash discounts and other rebates. Export sales are recognized at the time goods leave the point of embarkation, when title and risk of loss pass to the customer.

         Net Sales
         Net sales represent gross sales to 3rd parties, less returns, cash discounts, as well as, customer discounts, coupons, slotting fees and cooperative advertising allowances made to wholesale customers.

         Cost of Sales
         Cost of sales are comprised of various internally driven allocations as well as costs directly attributable to the manufacturing process. Production costs such as material costs represent a direct charge to the respective brand production. Other production costs such as depreciation, direct labor, heat, light and power, repairs and maintenance and internal transport are allocated based on production line hours. Supply costs, such as warehousing and customer transport, are allocated based on pallet throughput and shipping weights, respectively. Other supply costs, such as buying and planning and supply support have been allocated based on their pro-rata share of production costs.

         Overhead Expenses
         Overhead expenses consist of costs related to personnel, third party consulting services, supplies, depreciation, repairs and maintenance, heating, lighting, apportionment of building related charges and other expenses of operating the Oral Care Business other than those included in product contribution. In addition, overhead expenses also include costs from the Unilever Group and its affiliates to provide management, administrative and other services including, but not limited to, selling activities, broker commissions, central marketing, information systems, accounting and financial reporting, treasury, cash management, human resources, employee benefit administration, payroll, legal and certain other support. These overhead expenses are either directly attributable to or have been allocated to the Oral Care Business based on net sales.

         Inventories
         Inventories are comprised of finished goods, work-in-progress, and raw and packaging materials and are stated at the lower of cost or market based on the first-in, first-out method. The value of finished goods on-hand includes shipping and handling costs incurred for transportation from the point of manufacture to distribution centers. The value of finished goods on-hand also includes costs allocated from capitalized manufacturing variances at year-end. Appropriate provisions are made for slow-moving and obsolete inventory as necessary based on future salability of product.

Unilever Home & Personal Care North America
Oral Care Business
Notes to Combined Financial Statements
--------------------------------------------------------------------------------
(Dollars in thousands)
--------------------------------------------------------------------------------


         Equipment
         Equipment for the Oral Care Business is stated at cost. Depreciation is determined principally using the straight-line method over the estimated useful lives of the assets. Estimated useful lives of assets are:

                  Machinery and equipment            5 - 16 years
                  Dies and molds                     3 years


         Major renewals and betterments are capitalized to the equipment accounts while minor replacements, maintenance and repairs, which do not extend the useful lives of the assets, are expensed as incurred.

         Long-Lived Assets
         Management reviews all long-lived assets for impairment and writes such assets down to fair value whenever events or changes in circumstances indicate that the carrying value may not be recoverable. For assets held for use, management performs undiscounted cash flow analyses to determine if impairment exists. Impairments are recognized whenever the expected future cash flows derived from such assets are less than such assets' carrying value.

         Foreign Currency Translation
         The financial statements of operations outside of the United States are maintained in their local currencies. Assets of operations outside of the United States are translated from their respective functional currencies to U.S. dollars using exchange rates in effect at the end of the reporting period. Amounts in the combined statement of revenues and expenses are translated using the average exchange rates in effect during the period.

         Advertising & Promotions
         Advertising includes agency fees and commissions as well as production and media costs for television, magazines, radio and other media channels. Advertising costs incurred to produce media advertising are expensed in the year when the advertising first occurs; other advertising costs are expensed when incurred.

         Promotions include funds used for printing and distribution of coupons and related freight costs, development and distribution of consumer samples, promotional materials and related distribution, and development of display units used for marketing, all of which have separable and identifiable benefits apart from the sales and for which the Oral Care Business incurs costs. These costs are expensed as incurred.

         Research & Development
         Research includes both consumer and trade marketing research. Development encompasses the development of products, processes, materials and packaging from date of conceptual formation up to production, including design, testing and construction of prototypes. Research and development costs are expensed as incurred.

Unilever Home & Personal Care North America
Oral Care Business
Notes to Combined Financial Statements
--------------------------------------------------------------------------------
(Dollars in thousands)
--------------------------------------------------------------------------------


         Use of Estimates
         The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates that affect the amounts reported in the combined statements and accompanying notes. The most significant estimates relate to inventory valuation, useful lives of property, plant and equipment, reserves related to returns, and trade and promotional allowances, and allocations of costs not directly attributable to the Oral Care Business. Actual results may differ from those estimates.


4.       Inventories, net

          At December 31, 2002, inventories of the Oral Care Business consist of the following:

              Finished goods                                          $ 9,234
              Raw, packaging materials, and work-in-progress            1,536
              Reserve for slow-moving and obsolescence                    (24)
                                                                   -----------
                                                                      $10,746
                                                                   ===========


         The raw, packaging and work-in-progress of the Mentadent Brand Whitening Kit product are not included in the statement of net assets sold as they were not considered assets sold in accordance with the Purchase Agreement.

         In accordance with the terms of the Purchase Agreement, finished goods inventories were acquired by Church & Dwight Co., Inc. upon the closing. Raw, packaging materials, and work-in-progress will be acquired by Church & Dwight Co., Inc. upon the completion of the Transition Services Agreement (See Note 10).

5.        Equipment

          At December 31, 2002, equipment of the Oral Care Business consisted of the following:

              Machinery and equipment                             $  31,499
              Dies and molds                                          3,505
                                                                 -----------
                                                                     35,004

              Less: accumulated depreciation                         20,020
                                                                 -----------
                                                                  $  14,984
                                                                 ===========


         Depreciation expense related to the net assets sold of the Oral Care Business totaled $2,716 for the year ended December 31, 2002. Total depreciation as reflected in the combined statements of revenues and expenses, which includes depreciation associated with all assets related to production and operation of the Oral Care Business regardless of whether such assets were sold was $5,028 for the year ended December 31, 2002.

Unilever Home & Personal Care North America
Oral Care Business
Notes to Combined Financial Statements
--------------------------------------------------------------------------------
(Dollars in thousands)
--------------------------------------------------------------------------------


6.       Leases

         Lease expense, principally relating to facilities and equipment in Jefferson City, MO, amounted to $368 for the year ended December 31, 2002. A portion of these charges was allocated to the Oral Care Business based on pallet throughput.

         The minimum lease payments required by operating leases that have initial or remaining noncancelable lease terms in excess of one year at December 31, 2002 are:

                          2003                                $ 279
                          2004                                  225
                          2005                                  138
                          2006                                   95
                          2007                                   73
                          Thereafter                             60
                                                         -----------
                                                              $ 870
                                                         ===========

         Future lease commitments are not conveyable obligations to Church & Dwight Co., Inc.


7.       Related Party

         The combined statements reflect only net sales and related cost of sales to 3rd parties. These businesses also sell to other Unilever entities outside North America. Had these statements incorporated such related party sales, additional amounts of $9 in net sales would have been recognized for the year ended December 31, 2002.


8.       Commitments & Contingencies

         In the normal course of business, the Oral Care Business may be a party to claims, disputes, and legal and regulatory proceedings. Management provides for these legal matters where it is probable that a liability has been incurred and the amount of cost could be reasonably estimated. While the ultimate outcome of these claims and lawsuits cannot be readily determined, it is the opinion of management that such claims and lawsuits, individually or in the aggregate, will not have a material adverse effect on the net assets sold or revenues and expenses of the Oral Care Business.

         In the normal course of business, the Oral Care Business has commitments related to future promotion, advertising and market research programs. These commitments are generally made approximately two to four months in advance of the expenditure. In accordance with the terms of the Purchase Agreement, promotion, advertising and market research commitments of approximately $8,135 become an obligation of Church & Dwight Co., Inc.

Unilever Home & Personal Care North America
Oral Care Business
Notes to Combined Financial Statements
--------------------------------------------------------------------------------
(Dollars in thousands)
--------------------------------------------------------------------------------


9.       Concentration of Credit Risk

         Wal-Mart, encompassing Wal-Mart stores and Sam's Warehouse, represented approximately one quarter of total sales for the Oral Care Business for the year ended December 31, 2002. Apart from this concentration of sales with Wal-Mart, management believes credit risk is limited due to the large number of the remaining customers and their dispersion across the United States and Canada.


10.      Transitional Services Agreement

         Pursuant to the Purchase Agreement, Conopco and Church & Dwight Co., Inc. entered into a transitional services agreement whereby Conopco will be a provider of certain business services for an agreed pricing. The principal business activities include order placement, product shipping, reporting, customer data transfer, inventory management, production planning, forecasting, manufacturing, storage, and management of direct marketing and trade deals. The agreed monthly pricing ranges from a flat fee of $100 for selling and administrative services, approximately $230 for research and development services and actual charges for other specified costs. In accordance with the terms of the Purchase Agreement, the services provided by the transitional services agreement will extend from the Closing Date, as defined in the Purchase Agreement, to January 16, 2004.

Unilever Home & Personal Care North America
Oral Care Business
Unaudited Combined Financial Statements
At September 27, 2003 and for the nine months ended September 27, 2003 and September 28, 2002

Unilever Home & Personal Care North America
Oral Care Business
Unaudited Combined Statement of Net Assets Sold
At September 27, 2003
--------------------------------------------------------------------------------
(Dollars in thousands)
--------------------------------------------------------------------------------



  Assets:

    Inventories, net                                               $   11,870
    Equipment, net                                                     12,651
                                                                  -----------

  Total Assets                                                         24,521
                                                                  -----------

  Accrued Liabilities                                                   1,153
                                                                  -----------

  Commitments & Contingencies (Note 6)


  Total Net Assets Sold                                            $   23,368
                                                                  ===========

Unilever Home & Personal Care North America
Oral Care Business
Unaudited Condensed Combined Statements of Revenues and Expenses
For the Nine Months Ended September 27, 2003 and September 28, 2002
--------------------------------------------------------------------------------
(Dollars in thousands)
--------------------------------------------------------------------------------



                                                                                Sept. 27, 2003     Sept. 28, 2002
                                                                                --------------     --------------

  Net Sales                                                                      $  93,563          $  123,918

  Cost of Sales                                                                     47,367              51,451
                                                                                 ---------          ----------

  Gross Profit                                                                      46,196              72,467

  Advertising and Promotion                                                          7,033              10,560

  Research and Development                                                           2,319               2,115
                                                                                 ---------          ----------

  Product Contribution                                                              36,844              59,792

  Overhead Expenses                                                                  8,840              10,833
                                                                                 ---------          ----------

  Net Product Contribution after Overhead Expenses                               $  28,004          $   48,959
                                                                                 =========          ==========



Unilever Home & Personal Care North
America
Oral Care Business
Notes to Unaudited Combined Financial Statements
--------------------------------------------------------------------------------
(Dollars in thousands)
--------------------------------------------------------------------------------


1.       Description of Oral Care Business

         The accompanying unaudited combined statements of net assets sold and revenues and expenses present the assets sold less the liabilities assumed and the net sales, cost of sales, direct and overhead expenses of the Oral Care Business of Unilever Home & Personal Care North America ("HPC NA"), a division of Conopco, Inc. ("Conopco") which is wholly owned by Unilever N.V. and Unilever PLC (collectively, the "Unilever Group"). These accompanying unaudited combined financial statements have been prepared pursuant to the purchase agreement (the "Purchase Agreement") between Conopco and Church & Dwight Co., Inc. dated September 9, 2003. Church & Dwight Co., Inc. has acquired certain assets, consisting of inventories and equipment (pursuant to section
         1.02 of the Purchase Agreement), and assumed certain liabilities, relating to product returns and the redemption of consumer coupons (pursuant to section 1.04 of the Purchase Agreement).

         The Oral Care Business presented in the unaudited combined statements of net assets sold and revenues and expenses is comprised of a range of oral care products that are manufactured, marketed and distributed in the United States, Canada and Puerto Rico, and exported to foreign markets. Specifically, the Oral Care Business consists of: Mentadent, which includes toothpaste, toothbrushes and whitening kits, Close-Up toothpaste, Aim toothpaste and Pepsodent toothpaste. The unaudited combined statements of net assets sold and revenues and expenses specifically exclude oral care sales by other Unilever Group companies outside of HPC NA.

2.       Basis of Presentation

         Complete financial statements of the Oral Care Business have not been prepared as HPC NA does not maintain the business as a separate reporting unit and does not prepare separate financial statements in accordance with generally accepted accounting principles in the United States of America in the normal course of business. The accompanying combined financial statements were prepared from the accounting records of HPC NA and include all revenues and expenses either directly attributable to or allocated to the Oral Care Business and certain costs provided by the Unilever Group and its affiliates either directly attributable to or allocated to the Oral Care Business. Balance sheet amounts such as cash, accounts receivable, other receivables, accounts payable, accruals (other than those specifically identified relating to product returns and the redemption of consumer coupons) and other payables, and equity are considered excluded from the combined statement of net assets sold in accordance with the terms of the Purchase Agreement. These combined statements are not intended to be a complete presentation of the financial position and results of the Oral Care Business.

         As the Oral Care Business has been integrated within HPC NA, it relies on HPC NA, the Unilever Group and its affiliates to provide certain services to the Oral Care Business. All costs associated with managing the Oral Care Business in North America including those of regional management have been allocated to the Oral Care Business based on net sales. Global management costs not directly attributable to the Oral Care Business have not been allocated to the Oral Care Business.

         These financial statements have been presented on a combined basis because the selected brands within the Oral Care Business are under common control. All significant intra-brand transactions and balances within the Oral Care Business have been eliminated.

         The interim combined financial statements presented are unaudited. They include all adjustments necessary to present the assets sold less the liabilities assumed and the net sales, cost of sales, direct and overhead expenses of the Oral Care Business at these interim dates. Certain information and footnote disclosures normally included in financial statements prepared with generally accepted accounting principles have been condensed or omitted. It is suggested that these unaudited interim combined financial statements be read in conjunction with the financial statements and notes thereto included in the attached Combined Financial Statements as of and for the year ended December 31, 2002. Revenues and expenses for the nine month periods ended September 27, 2003 and September 28, 2002 are not necessarily indicative of the revenues and expenses for the full year.

3.       Inventories, net

         At September 27, 2003, inventories of the Oral Care Business consist of the following:

               Finished goods                                        $  10,568
               Raw, packaging materials, and work-in-progress            1,379
               Reserve for slow-moving and obsolescence                    (77)
                                                                     ---------
                                                                     $  11,870
                                                                     =========

         The raw, packaging and work-in-progress of the Mentadent Brand Whitening Kit product are not included in the statement of net assets sold as they were not considered assets sold in accordance with the Purchase Agreement.

         In accordance with the terms of the Purchase Agreement, finished goods inventories were acquired by Church & Dwight Co., Inc. upon the closing. Raw, packaging materials, and work-in-progress will be acquired by Church & Dwight Co., Inc. upon the completion of the Transition Services Agreement (see Note 7).

4.       Equipment

         At September 27, 2003, equipment of the Oral Care Business consisted of the following:

               Machinery and equipment                              $  30,726
               Dies and molds                                           3,505
                                                                    ---------
                                                                       34,231

               Less: accumulated depreciation                          21,580
                                                                    ---------
                                                                    $  12,651
                                                                    =========

         Depreciation expense related to the net assets sold of the Oral Care Business totaled $2,051 and $2,265 for the nine month periods ended September 27, 2003 and September 28, 2002, respectively.

5.       Related Party

         The combined statements reflect only net sales and related cost of sales to 3rd parties. These businesses also sell to other Unilever entities outside North America. Had these statements incorporated such related party sales, additional amounts of $4 and $6 in net sales would have been recognized for the nine month periods ended September 27, 2003 and September 28, 2002, respectively.

6.       Commitments & Contingencies

         In the normal course of business, the Oral Care Business may be a party to claims, disputes, and legal and regulatory proceedings. Management provides for these legal matters where it is probable that a liability has been incurred and the amount of cost could be reasonably estimated. While the ultimate outcome of these claims and lawsuits cannot be readily determined, it is the opinion of management that such claims and lawsuits, individually or in the aggregate, will not have a material adverse effect on the net assets sold or revenues and expenses of the Oral Care Business.

         In the normal course of business, the Oral Care Business has commitments related to future promotion, advertising and market research programs. These commitments are generally made approximately two to four months in advance of the expenditure. In accordance with the terms of the Purchase Agreement, promotion, advertising and market research commitments of approximately $8,135 become an obligation of Church & Dwight Co., Inc.

7.       Transitional Services Agreement

         Pursuant to the Purchase Agreement, Conopco and Church & Dwight Co., Inc. entered into a transitional services agreement whereby Conopco will be a provider of certain business services for an agreed pricing. The principal business activities include order placement, product shipping, reporting, customer data transfer, inventory management, production planning, forecasting, manufacturing, storage, and management of direct marketing and trade deals. The agreed monthly pricing ranges from a flat fee of $100 for selling and administrative services, approximately $230 for research and development services and actual charges for other specified costs. In accordance with the terms of the Purchase Agreement, the services provided by the transitional services agreement will extend from the Closing Date, as defined in the Purchase Agreement, to January 16, 2004.

 (b) Pro forma financial information


     The unaudited pro forma statement of combined revenues and expenses for the year ended December 31, 2002 is attached on page 19.


     The unaudited pro forma statement of combined revenues and expenses for the nine month period ended September 27, 2003 and an unaudited balance sheet as of September 27, 2003, along with a description of all pro forma adjustments, are attached as pages 20 through 23.



UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

      The unaudited pro forma statements of income for the year ended December 31, 2002 and the nine months ended September 27, 2003 give effect to the acquisition of the Oral Care Business as if it occurred on January 1, 2002. The unaudited pro forma consolidated balance sheet as of September 27, 2003 gives effect to the acquisition of the Oral Care Business as if it occurred on September 27, 2003. The adjustments are described in the accompanying footnotes. The pro forma statements should not be considered indicative of actual results that would have been achieved had the acquisition been consummated on the dates indicated and do not purport to indicate balance sheet data or results of operations as of any future date or any future period.


      The total cost of the transaction will be allocated to the tangible and intangible assets acquired and liabilities assumed based on their respective fair values at the time the transaction was consummated. The excess of the purchase cost over the historical basis of the net assets acquired has been allocated in the accompanying pro forma financial information based upon preliminary appraisal estimates which are in process and certain assumptions that management believes are reasonable. Fixed assets are being valued at historic amounts until the appraisal is completed. The actual allocation is subject to finalization of the appraisal and the determination of any working capital adjustment and the contingent payment. The actual allocation of the purchase cost and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein.

      The unaudited pro forma consolidated financial statements and accompanying notes thereto should be read in conjunction with the Company's historical financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, and its Quarterly Reports on Form 10-Q for the quarterly periods ended March 28, 2003, June 27, 2003 and September 26, 2003.

                    Church & Dwight Co., Inc.and Subsidiaries
              Unaudited Pro Forma Consolidated Statement of Income
                      For the Year Ended December 31, 2002




                                                 Historical         Acquired          Pro forma           Pro forma
(Dollars in thousands, except per share data)        CHD            Business         Adjustments           Results
--------------------------------------------------------------------------------------------------------------------
Net Sales                                       $  1,047,149    $     165,319     $          --        $   1,212,468
Cost of Sales                                        735,928           72,996             6,324  (e)         815,248
                                                ------------     ------------      ------------         ------------
Gross Profit                                         311,221           92,323            (6,324)             397,220
Marketing expenses                                    86,195           14,752                --              100,947
Selling, general and administrative expenses         120,512           14,570             2,055  (f)         137,137
                                                ------------     ------------      ------------         ------------
Income from Operations                               104,514           63,001            (8,379)             159,136
Equity in earnings of affiliates                      21,520               --                --               21,520
Investment earnings                                    1,793               --                --                1,793
Other income/(expense)                                (2,618)              --                --               (2,618)
Interest expense                                     (23,974)              --            (7,257) (g)         (34,128)
                                                                                          1,947  (h)
                                                                                         (1,471) (i)
                                                                                         (3,373) (j)
                                                ------------     ------------      ------------         ------------
Income before minority interest and taxes            101,235           63,001           (18,533)             145,703
Income taxes                                          34,402               --            17,009  (k)          51,411
Minority interest                                        143               --                --                  143
                                                ------------     ------------      ------------         ------------
Net Income                                      $     66,690     $     63,001      $    (35,542)        $     94,149
                                                ============     ============      ============         ============

Weighted average shares outstanding - Basic           39,630                                                  39,630
                                                ============                                            ============
Weighted average shares outstanding - Diluted         41,809                                                  41,809
                                                ============                                            ============

Earnings Per Share:
Net Income Per Share - Basic                          $1.68                                                     $2.38
                                                ===========                                             =============
Net Income Per Share - Diluted                        $1.60                                                     $2.25
                                                ===========                                             =============




See notes to unaudited pro forma consolidated financial statements

                    Church & Dwight Co., Inc. and Subsidiaries
              Unaudited Pro Forma Consolidated Statement of Income
                  For the Nine Months Ended September 26, 2003




                                                 Historical          Acquired           Pro forma          Pro forma
(Dollars in thousands, except per share data)        CHD             Business          Adjustments          Results
---------------------------------------------------------------------------------------------------------------------
Net Sales                                       $    770,127      $     93,563      $          --         $   863,690
Cost of Sales                                        536,178            47,367                 --             583,545
                                                ------------       -----------        -----------          ----------
Gross Profit                                         233,949            46,196                 --             280,145
Marketing expenses                                    66,136             9,352                 --              75,488
Selling, general and administrative expenses          85,109             8,840              1,541  (f)         95,490
                                                ------------       -----------        -----------          ----------
Income from Operations                                82,704            28,004             (1,541)            109,167
Equity in earnings of affiliates                      25,844                --                 --              25,844
Investment earnings                                      910                --                 --                 910
Other income/(expense)                                   534                --                 --                 534
Interest expense                                     (14,716)               --              1,796  (h)        (16,553)
                                                                                           (1,103) (i)
                                                                                           (2,530) (j)
                                                ------------       -----------        -----------          ----------
Income before minority interest and taxes             95,276            28,004             (3,378)            119,902
Income taxes                                          30,160                --              9,419  (k)         39,579
Minority interest                                         22                --                 --                  22
                                                ------------       -----------        -----------          ----------
Net Income                                      $     65,094       $    28,004        $   (12,797)         $   80,301
                                                ============       ===========        ===========          ==========

Weighted average shares outstanding - Basic           40,132                                                   40,132
                                                ============                                               ==========
Weighted average shares outstanding - Diluted         42,058                                                   42,058
                                                ============                                               ==========

Earnings Per Share:
Net Income Per Share - Basic                          $1.62                                                     $2.00
                                                ===========                                                ==========
Net Income Per Share - Diluted                        $1.55                                                     $1.91
                                                ===========                                                ==========




See notes to unaudited pro forma consolidated financial statements

                    Church & Dwight Co., Inc.and Subsidiaries
                 Unaudited Pro Forma Consolidated Balance Sheet
                               September 26, 2003

                                                   Historical        Acquired           Pro forma           Pro forma
(Dollars in thousands)                                 CHD           Business          Adjustments        Consolidated
----------------------------------------------------------------------------------------------------------------------
Current Assets:
Cash and cash equivalents                          $    76,696     $        --       $     (7,470) (b)   $     69,226
Accounts receivable,
     less allowance of $1,547                          101,582              --                 --             101,582
Inventories                                             78,411          11,870              6,324  (a)         96,605
Deferred income taxes                                   16,841              --                 --              16,841
Note receivable - current                                  942              --                 --                 942
Prepaid expenses                                         5,702              --                 --               5,702
                                                   -----------     -----------       ------------        ------------
Total Current Assets                                   280,174          11,870             (1,146)            290,898
                                                   -----------     -----------       ------------        ------------
Property, Plant and Equipment (Net)                    247,325          12,651                 --             259,976
Note Receivable                                          8,766              --                 --               8,766
Equity Investment in Affiliates                        150,888              --                 --             150,888
Long-term Supply Contracts                               5,865              --                 --               5,865
Tradenames and Other Intangibles                        87,952              --             32,383  (a)        120,335
Goodwill                                               205,691              --             48,477  (a)        254,168
Other Assets                                            29,707              --              2,017  (b)         27,597
                                                                                           (4,127) (c)
                                                   -----------     -----------       ------------        ------------
Total Assets                                       $ 1,016,368     $    24,521       $     77,604        $  1,118,493
                                                   ===========     ===========       ============        ============

Liabilities and Stockholders' Equity

Current Liabilities
Short-term borrowings                               $   62,915     $        --       $         --        $     62,915
Accounts payable and accrued expenses                  152,252           1,153                 --             153,405
Current portion of long-term debt                        1,203              --                 --               1,203
Income taxes payable                                    21,009              --             (1,578) (c)         19,431
                                                   -----------     -----------       ------------        ------------
Total current liabilities                              237,379           1,153             (1,578)            236,954
Long-term Debt                                         254,574              --            100,099  (b)        354,673
Deferred Income Taxes                                   65,682              --                 --              65,682
Deferred and Other Long-term Liabilities                26,626              --              5,000  (a)         31,626
Postretirement and Postemployment Benefits              15,858              --                 --              15,858
Minority Interest                                          274              --                 --                 274
Total Stockholders' Equity                             415,975          23,368   (a)      (23,368) (d)        413,426
                                                                                           (2,549) (c)
                                                   -----------     -----------       ------------        ------------
Total Liabilities and Stockholders' Equity         $ 1,016,368     $    24,521       $     77,604        $  1,118,493
                                                   ===========     ===========       ============        ============

See notes to unaudited pro forma consolidated financial statements

Church & Dwight Co., Inc.and Subsidiaries
Notes to Unaudited Pro Forma Consolidated Financial Statements
(Dollars in thousands)


a) For the purposes of these pro forma consolidated financial statements, the Company determined that the value of the total purchase consideration for the Oral Care Business (including fees and the minimum additional payment) was approximately $110,552.

      The following is a summary of the calculation of the purchase price, as described above, as well as the preliminary allocation of the purchase price to the fair value of the net assets acquired:

      Purchase of Oral Care Business                            $   103,490
      Minimum Additional Payment                                      5,000
      Direct acquisition fees                                         2,062
                                                                -----------
      Total Purchase Price                                          110,552
      Less fair value of net assets acquired                        (62,075)
                                                                ------------
      Excess purchase price over net assets acquired            $    48,477
                                                                ===========

      The book value of the net assets acquired as of September 27, 2003 was $23,368. The fair value of the net assets acquired was $62,075. The following is a reconciliation between the two amounts:

      Book value of net assets                                  $    23,368
      Adjustment of inventory to fair value                           6,324
      Allocation to brand names                                      32,383
                                                                -----------
                                                                $    62,075
                                                                ===========

      A liability for the minimum additional payment was established as part of the initial purchase price allocation based upon the terms of the Asset Purchase Agreement.

b) To record incremental borrowing and cash used to finance the transaction.

      The acquisition was funded using available cash and by obtaining new Tranche B Term Loans through an amendment to the Company's existing credit agreement. In connection with the amendment, the Company, among other things, was provided with new Tranche B Term Loans in the amount of $250 million, which were used to replace the existing Tranche B Term Loans of approximately $150 million, and used the remaining $100 million in connection with the funding of this transaction. The new Tranche B Term Loans have essentially the same terms as the replaced loans, but with more favorable interest rate provisions.

      Borrowing                                                                                    $   250,000
      Retirement of existing debt                                                                     (149,901)
                                                                                                   ------------
      Incremental debt                                                                                 100,099
      Financing fees                                                                                    (2,017)
      Acquisition of Oral Care Business (including acquisition fees)                                  (105,552)
                                                                                                   -----------
      Existing cash used to finance transaction                                                    $    (7,470)
                                                                                                   ===========


c) To write-off existing deferred financing fees related to the existing Term Loan as of September 26, 2003.

      Balance as of September 26, 2003                         $     4,127
      Tax benefit                                                   (1,578)
                                                               -----------
      Net income effect                                        $     2,549
                                                               ===========

d) To eliminate net assets acquired from Stockholders' Equity.

e) To record the effect of the step-up in inventory values related to product sold.

f) To record tradename amortization expense over the estimated lives of between 10 and 20 years.

g) To record the write-off of deferred financing costs related to refinancing.

h) To reverse actual deferred financing cost amortization expense.

i) To record new deferred financing cost amortization expense.

j) To record incremental interest expense.

                                                                            Fiscal Year           Nine Months Ended
                                                                                2002             September 26, 2003
                                                                                ----             ------------------
      Additional amount borrowed $100,099 @ 3.37%                           $     3,373             $     2,530


k) To record tax impact of acquired business results and pro forma adjustments at 38.25%.

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-109048) and Forms S-8 (No. 33-60149, No. 33-60147, No. 33-24553, No. 33-6150 and No. 33-44881) of Church & Dwight Co.,
Inc. of our report dated December 16, 2003 relating to the financial statements of the Oral Care Business of Unilever Home & Personal Care North America, which appears in the Current Report on Form 8-K/A of Church & Dwight Co., Inc. dated December 23, 2003.



PricewaterhouseCoopers LLP
Stamford, CT
January 2, 2004

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               CHURCH & DWIGHT CO., INC.
                                               a Delaware Corporation


Date:   January 2, 2004                        By:   /s/ Robert A. Davies III
       -----------------------               -----------------------------------
                                                     Robert A. Davies III
                                                     Chief Executive Officer